Exhibit 99.1

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

FOR IMMEDIATE RELEASE

Date: February 25, 2013 From: Jeffrey T. Bowman Chief Executive Officer

Crawford & Company Announces Review of 4th Quarter 2012 Tax Provision

Reaffirms Initial Guidance for 2013

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, announced today that, following the issuance on February 13, 2013 of its press release announcing its unaudited financial results for the fourth quarter and year ended December 31, 2012 (the “2012 Earnings Release”), and in continued preparation of its financial statements to be included in its Annual Report on Form 10-K for the year ended December 31, 2012, it is reviewing its tax expense provisions for the fourth quarter of 2012 and for prior periods.

Although this review is ongoing, the Company believes the impact of this review is likely to result in an increase in the Company’s tax expense in the fourth quarter of 2012 as compared to amounts reported in the 2012 Earnings Release. Based on information currently available, the Company does not believe that any adjustment would exceed $3 million in additional tax expense, or $0.06 per CRDA or CRDB share. Any adjustment will have no effect on the Company’s revenues, operating earnings or cash flows as reported in the 2012 Earnings Release.

The final result of any adjustment will be reflected in the Company’s audited financial statements for the year ended December 31, 2012, to be included in the Company’s Annual Report on Form 10-K, which the Company intends to file on or before March 18, 2013.

The Company reaffirms its initial guidance for 2013 as follows:

•	Consolidated revenues before reimbursements between $1.05 and $1.08 billion.

•	Consolidated operating earnings between $85.0 and $93.0 million.

•	Consolidated cash provided by operating activities of between $65.0 and $70.0 million.

•

After reflecting stock option expense, net corporate interest expense, customer-relationship intangible asset amortization expense, and income taxes, net income attributable to shareholders of Crawford & Company on a GAAP basis between $49.0 and $54.0 million, or $0.85 to $0.95 diluted earnings per CRDB share.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford System of Claims Solutions® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the Class A Common Stock than on the Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless approved by the holders of 75% of the Class A Common Stock, voting as a class.

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.